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Exhibit 4.38

news release

NORANDA CONFERENCE ON RATIONALIZING OF MAGNESIUM BUSINESS
Call at 9:00 a.m.

Toronto, Ontario, January 28, 2003 — To access the Noranda Inc. conference call to review the rationalization of Noranda's Magnesium business unit, please call 416-641-6654 or via the internet at:

www.noranda.com

Contact:
Dale Coffin
Manager, External Communications
Noranda Inc.
416-982-7161
dale.coffin@toronto.norfalc.com

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NORANDA CONFERENCE ON RATIONALIZING OF MAGNESIUM BUSINESS Call at 9:00 a.m.